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                                                                    EXHIBIT 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Foster Wheeler Corporation of our report dated January 30, 2001, except for Note 8 for which the date is March 5, 2001, relating to the financial statements and financial statement schedules, which appears in Foster Wheeler Corporation's Annual Report on Form 10-K for the year ended December 29, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 9, 2001